SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        _________________________

                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  April 12, 1996


                            AlliedSignal Inc.
- ------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


    Delaware                      1-8974                   22-2640650
 --------------                ------------              --------------
(State or other                (Commission             (I.R.S. Employer
jurisdiction of                File Number)            Identification No.)
incorporation)


        101 Columbia Road
         P.O. Box 4000
     Morristown, New Jersey                                    07962-2497
- ----------------------------------------                     ------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (201) 455-2000

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Item 2.   Acquisition or Disposition of Assets
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       On April 12, 1996, AlliedSignal Inc. (the "Company") completed the previously announced sale of its hydraulic braking and anti-lock braking businesses to Robert Bosch GmbH ("Bosch") for $1.5 billion in cash, subject to certain post-closing adjustments. The consideration received by the Company was determined through negotiations between the Company and Bosch.

       Included in the sale are the Company's worldwide operations for conventional hydraulic braking and anti-lock braking systems (ABS) for cars, light trucks and medium- duty trucks. These operations accounted for approximately $2.1 billion of the Company's 1995 sales of $14.3 billion. Not affected by the purchase are other Company Automotive businesses representing $3.4 billion of 1995 sales. These include friction materials, turbochargers, seat belts, air bags, filters, spark plugs, and air brakes and ABS for heavy-duty trucks.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     (c)   Exhibits.  The following exhibit is filed with this Form 8-K.
           ---------
              99 Asset Purchase Agreement dated as of February 29, 1996 (and the addendums thereto) among Robert Bosch GmbH and the other purchasers named therein and AlliedSignal Inc. and the other sellers named therein.

                               SIGNATURES
                               ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AlliedSignal Inc.
                                        (Registrant)



Date:  April 26, 1996                   By:/s/ G. Peter D'Aloia
                                           -----------------------------
                                           G. Peter D'Aloia
                                           Vice President and Controller